As filed with the Securities and Exchange Commission on June 22, 2005.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware		51-0350842
(State or other jurisdiction of incorporation		(I.R.S. Employer Identification No.)
or organization)

622 Broadway, New York, New York		10012
(Address of principal executive offices)		(Zip Code)

2002 Stock Option Plan of Take-Two Interactive Software, Inc.;
Incentive Stock Plan of Take-Two Interactive Software, Inc.

(Full title of the plan)

Paul Eibeler, Chief Executive Officer and President
Take-Two Interactive Software, Inc.
622 Broadway
New York, New York 10012
(Name and address of agent for service)

  (646) 536-2842
(Telephone number, including area code, of agent for service)

Copy to:
Robert J. Mittman, Esq.
Ethan Seer, Esq.
Blank Rome LLP
405 Lexington Avenue
New York, New York 10174

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $.01 per share	3,000,000 shares	$ 28.15	$84,450,000	$9,939.77

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement also registers an indeterminate number of shares of the Registrant’s common stock which may become issuable pursuant to the anti-dilution provisions of the Registrant’s 2002 Stock Option Plan, as amended (the “2002 Plan”) and the Registrant’s Incentive Stock Plan (the “Incentive Plan”).

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act, based upon the average of the high and low sales prices of the Registrant’s common stock as reported by Nasdaq on June 20, 2005.

Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement:

This Registration Statement on Form S-8 filed by the Registrant to register (i) an additional 2,000,000 shares of its common stock which are issuable upon the exercise of options available for grant under the 2002 Plan, pursuant to an amendment to the 2002 Plan authorized by the stockholders of the Registrant on June 16, 2005 and (ii) an additional 1,000,000 shares of its common stock which may be awarded under the Incentive Plan pursuant to an amendment to the Incentive Plan authorized by the stockholders of the Company on June 16, 2005. The 2,000,000 additional shares of the Registrant’s common stock under the 2002 Plan are in addition to the following shares (adjusted for a 3-2 stock split in the form of stock dividend effected in April 2005) of the Registrant’s common stock which were previously registered pursuant to the Registrant’s Registration Statements on Form S-8:(a) 4,500,000 shares (Commission File No. 333-99433) filed on September 11, 2002, (b) 1,500,000 shares (Commission File No. 333-106171) filed on June 16, 2003; and (c) 3,000,000 shares (Commission File No. 333-118984) filed on September 14, 2004 (the “2002 Plan Prior Registration Statements”). The 1,000,000 additional shares of the Registrant’s common stock under the Incentive Plan are addition to the 1,086,479 post 3-2 -split shares previously registered pursuant to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-121555) filed on December 22, 2004 (the “Incentive Plan Prior Registration Statement”). Pursuant to Instruction E of Form S-8, the contents of the 2002 Plan Prior Registration Statements and the Incentive Plan Prior Registration Statement are hereby incorporated by reference.

Item 8. Exhibits.

Exhibit No.	Description
5	Opinion of Blank Rome LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Blank Rome LLP (included in Exhibit 5)
24.1	Power of Attorney (included on the Signature Page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of June 2005.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Paul Eibeler
Paul Eibeler
Chief Executive Officer and President

Each person whose signature appears below authorizes each of Paul Eibeler and Karl H. Winters, or either of them acting individually, as his true and lawful attorney-in-fact, each with full power of substitution, to sign the Registration Statement on Form S-8 of Take-Two Interactive Software, Inc., including any and all pre-effective and post-effective amendments, in the name and on behalf of each such person, individually and in each capacity stated below, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Paul Eibeler Paul Eibeler	Chief Executive Officer, President and Director (Principal Executive Officer)	June 22, 2005
/s/ Karl H. Winters Karl H. Winters	Chief Financial Officer (Principal Financial and Accounting Officer)	June 22, 2005
/s/ Todd Emmel Todd Emmel	Director	June 22, 2005
/s/ Robert Flug Robert Flug	Director	June 22, 2005
/s/ Oliver R. Grace, Jr. Oliver R. Grace, Jr.	Director	June 22, 2005
/s/ Barbara A. Kaczynski Barbara A. Kaczynski	Director	June 22, 2005
/s/ Mark Lewis Mark Lewis	Director	June 22,2005
/s/ Steven Tisch Steven Tisch	Director	June 22, 2005

Exhibit Index

Exhibit No.	Description
5	Opinion of Blank Rome LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Blank Rome LLP (included in Exhibit 5)
24.1	Power of Attorney (included on the Signature Page of this Registration Statement)